UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2015

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Novation of Shipbuilding Contracts and Replacement of Associated Guarantees

On September 2, 2015, five newly formed wholly-owned subsidiaries (the “New Subsidiaries”) of Gener8 Maritime, Inc. (the “Company”) entered into novation agreements providing for the novation (the “Novations”) of certain shipbuilding contracts (the “DSME Shipbuilding Contracts”) from five wholly-owned subsidiaries (the “Original Subsidiaries”) of the Company to those New Subsidiaries.  The Original Subsidiaries, which were purchased from Scorpio Tankers Inc. (“Scorpio”) in March 2014 together with two other newbuilding-owning entities, originally entered into the DSME Shipbuilding Contracts with Daewoo Shipbuilding & Marine Engineering Co., Ltd. (the “Shipyard”) in December 2013. The following table shows, for each DSME Shipbuilding Contract, the Original Subsidiary party to such contract and the New Subsidiary party to such contract.

Hull No.	Original Subsidiary	New Subsidiary
5404	STI Glasgow Shipping Company Limited (“STI Glasgow”)	Gener8 Neptune LLC
5405	STI Edinburgh Shipping Company Limited (“STI Edinburgh”)	Gener8 Athena LLC
5406	STI Perth Shipping Company Limited (“STI Perth”)	Gener8 Apollo LLC
5407	STI Dundee Shipping Company Limited (“STI Dundee”)	Gener8 Ares LLC
5408	STI Newcastle Shipping Company Limited (“STI Newcastle”)	Gener8 Hera LLC

As of September 7, 2015 the aggregate remaining installment payments under the DSME Shipbuilding Contracts was approximately $279.4 million.  If for any reason a New Subsidiary fails to make a payment when due, which may result in a default under the DSME Shipbuilding Contracts, the New Subsidiary could be liable for late payment interest at a rate per annum of six percent (6%) and could be liable for any additional damages under or in connection with such contracts resulting from a breach by the New Subsidiary of the contract terms, including liability for broker’s or supervision fees if the Shipyard chooses to complete and sell, or to sell, the vessel to a third party following any default by the New Subsidiary. The New Subsidiary may also lose any equipment provided to the Shipyard as buyers’ supplies for installation by the Shipyard on the vessels.

In connection with the original entry by the Original Subsidiaries into the DSME Shipbuilding Contracts in December 2013, The Export-Import Bank of Korea (the  “Refund Guarantor”) granted Irrevocable Stand By Letters of Credit in favor of each Original Subsidiary pursuant to which the Refund Guarantor agreed to guarantee the repayment of the advance payments made to the Shipyard by the applicable Original Subsidiary together with interest at the rate of six percent (6%) per annum should the Original Subsidiary become entitled to demand and the Shipyard fail to make such repayment under the relevant DSME Shipbuilding Contract.

On September 7, 2015, in connection with each Novation, each Irrevocable Stand By Letter of Credit was amended and supplemented by a supplemental letter agreement issued by the Refund Guarantor in order to provide the Refund Guarantor’s consent to such Novation and to substitute the relevant New Subsidiary in place of the applicable Original Subsidiary as beneficiary under the relevant Irrevocable Stand By Letter of Credit.

In connection with the original entry into the DSME Shipbuilding Contracts in December 2013, Scorpio agreed to guarantee (the “Scorpio Guarantees”) the performance of each Original Subsidiary under the relevant DSME Shipbuilding Contracts. In March 2014, in connection with the Company’s purchase of the Original Subsidiaries from Scorpio, the Company’s wholly-owned subsidiary Gener8 Maritime Subsidiary V Inc. (formerly known as VLCC Acquisition I Corporation and referred to in this report as “GNRT Sub V”) and Scorpio entered into an agreement (the “Back-to-Back Guarantee”), dated as of March 25, 2014, pursuant to which GNRT Sub V, among other things, agreed to indemnify Scorpio to the extent that Scorpio was required to perform its obligations under the Scorpio Guarantees. On September 7, 2015, in connection with the Novations, the Scorpio Guarantees in respect of the DSME Shipbuilding Contracts were released and discharged and replaced with new guarantees (the “New Guarantees”), dated as of September 2, 2015 and issued by the Company in favor of the Shipyard in substantially the same form as the Scorpio Guarantees.  Pursuant to each New Guarantee, the Company agreed to guarantee the performance of the applicable New Subsidiary under the relevant novated DSME Shipbuilding Contract.

Korean Export Credit Facility

On September 3, 2015, the Company entered into a term loan facility, dated as of August 31, 2015 (the “Korean Export Credit Facility”), by and among the Company’s wholly-owned subsidiary, Gener8 Maritime Subsidiary VIII Inc., as borrower ( “GNRT Sub VIII” ); the Company, as the parent guarantor; the Company’s wholly-owned subsidiary, GNRT Sub V, as the borrower’s direct sole shareholder; the borrower’s 15 wholly-owned subsidiary owner guarantors party thereto; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as bookrunners; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as commercial tranche co-ordinator; Nordea Bank Finland Plc, New York Branch as facility agent; Nordea Bank Finland Plc, New York Branch as security agent; The Export-Import Bank of Korea (“KEXIM”); the commercial tranche bookrunners party thereto; the mandated lead arrangers party thereto; the lead arrangers party thereto; the banks and financial institutions named therein as original lenders; and the banks and financial institutions named therein as hedge counterparties, to fund a portion of the remaining installment payments due under shipbuilding contracts for 15 VLCC newbuildings owned by the Company. The Korean Export Credit Facility provides for term loans up to the aggregate approximate amount of $963.7 million, comprising of a tranche of term loans to be made available by a syndicate of commercial lenders up to the aggregate approximate amount of $282.0 million (the “Commercial Tranche”), a tranche of term loans to be fully guaranteed by KEXIM up to the aggregate approximate amount of up to $139.7 million (the “KEXIM Guaranteed Tranche”), a tranche of term loans to be made available by KEXIM up to the aggregate approximate amount of $197.4 million (the “KEXIM Funded Tranche”) and a tranche of term loans insured by Korea Trade Insurance Corporation (“K-Sure”) up to the aggregate approximate amount of $344.6 million (the “K-Sure Tranche”).

At or around the time of delivery of each of the 15 VLCC newbuildings, a loan in an amount equal to the lowest of (i) 65% of the final contract price of such VLCC newbuilding, (ii) 65% of the maximum contract price of such VLCC newbuilding and (iii) 60% of the fair market value of such VLCC newbuilding tested at or around the time of delivery of such VLCC newbuilding will be available to be drawn under the Korean Export Credit Facility.  Each such loan is referred to in this report as a “Vessel Loan.” Each Vessel Loan will be allocated pro rata to each lender of the Commercial Tranche, KEXIM Guaranteed Tranche, KEXIM Funded Tranche and K-Sure Tranche based on their commitment, other than the Vessel Loans to fund the deliveries of Gener8 Hector and Gener8 Nestor, which will be fully funded by the lenders of the Commercial Tranche.  On September 9, 2015, GNRT Sub VIII borrowed approximately $62.9 million to fund the delivery of Gener8 Neptune scheduled for September 11, 2015.  Our ability to utilize these funds is subject to the actual  delivery of the vessel.

Each Vessel Loan will mature, in respect of the Commercial Tranche, on the date falling 60 months from the date of borrowing of that Vessel Loan and, in respect of the KEXIM Guaranteed Tranche, the KEXIM Funded Tranche and the K-Sure Tranche, on the date falling 144 months from the date of borrowing of that Vessel Loan.  KEXIM and K-Sure have the option of requiring prepayment of the KEXIM Guaranteed Tranche and the KEXIM Funded Tranche (in the case of KEXIM) and the K-Sure Tranche (in the case of K-Sure) if the Commercial Tranche is not, upon its termination date, fully refinanced or renewed by the commercial lenders or any other financial institutions.  Upon exercise of such option, all outstanding amounts under the relevant tranche must be repaid upon the termination date of the Commercial Tranche.

The Korean Export Credit Facility bears interest at a rate per annum based on LIBOR plus a margin of, in relation to the Commercial Tranche, 2.75% per annum, in relation to the KEXIM Guaranteed Tranche, 1.50% per annum, in relation to the KEXIM Funded Tranche, 2.60% per annum and in relation to the K-Sure Tranche, 1.70% per annum.  If there is a failure to pay any amount due on a Vessel Loan, interest shall accrue at a rate 2.00% higher than the interest rate that would otherwise have been applied to such amount. The Korean Export Credit Facility is secured on a first lien basis by a pledge of the Company’s interest in GNRT Sub V, a pledge by GNRT Sub V of its interests in GNRT Sub VIII, a pledge by GNRT Sub VIII of its interests in its 15 wholly-owned subsidiaries intended to own vessels or newbuildings (the “GNRT Sub VIII Vessel Owning Subsidiaries”), and a pledge by such GNRT Sub VIII Vessel Owning Subsidiaries of substantially all their assets, and is guaranteed by the Company, GNRT Sub V and the GNRT Sub VIII Vessel Owning Subsidiaries.  In addition, the Korean Export Credit Facility is secured by a pledge of certain of the Company’s and GNRT Sub VIII Vessel Owning Subsidiaries’ respective bank accounts. As of September 7, 2015, the GNRT Sub VIII Vessel Owning Subsidiaries were party to shipbuilding contracts with Korean shipyards for the construction and delivery of five VLCC newbuildings and party to ship delivery agreements with Gener8 Maritime Subsidiary Inc. (a wholly-owned subsidiary of the Company and the party to eight additional shipbuilding contracts with Korean shipyards) for the delivery of eight additional VLCCs newbuildings. The Company intends to novate two additional shipbuilding contracts that are held by direct wholly-owned subsidiaries of GNRT Sub V to the GNRT Sub VIII Vessel Owning Subsidiaries.

GNRT Sub VIII is obligated to repay the Commercial Tranche of each Vessel Loan in 20 equal consecutive quarterly installment  (excluding a final balloon payment equal to 2/3 of the applicable Vessel Loan) of such Vessel Loan and is obligated to repay the KEXIM Guaranteed Tranche, the KEXIM Funded Tranche and the K-Sure Tranche of each Vessel Loan in 48 equal consecutive installments.  GNRT Sub VIII is also required to prepay Vessel Loans upon the occurrence of certain events, including a default under a shipbuilding contract, a sale or total loss of a vessel, and upon election by the majority lenders, upon a change of control.

If, at any time, Peter Georgiopoulos ceases to serve as a member of the board of directors of the Company, this will constitute a change of control under the Korean Export Credit Facility.  For example, a change of control would occur should Mr. Georgiopoulos resign or be removed from the board, decline to stand for reelection or fail to be reelected to the board, die or otherwise cease to remain as a director of the Company for any reason.  In the event of a change of control, the majority lenders could elect to declare all amounts due under the Vessel Loans to be immediately due and payable and, in the event of non-payment, proceed against the collateral securing such loans.  The lenders may make this election at any time following the occurrence of a change of control.

The Company is required to comply with various collateral maintenance and financial covenants under the Korean Export Credit Facility, including with respect to its maximum leverage ratio, minimum cash balance and an interest expense coverage ratio covenant. The Korean Export Credit Facility also requires the Company to comply with a number of customary covenants, including covenants related to the delivery of quarterly and annual financial statements, budgets and annual projections; maintaining required insurances; compliance with laws (including environmental); compliance with ERISA; maintenance of flag and class of the collateral vessels; restrictions on consolidations, mergers or sales of assets; limitations on liens; limitations on issuance of certain equity interests; limitations on restricted payments; limitations on transactions with affiliates; and other customary covenants and related provisions.

The Korean Export Credit Facility also contains certain restrictions on payments of dividends and prepayments of the indebtedness under the Note and Guarantee Agreement.  The Company is permitted to pay dividends and make prepayments under the Note and Guarantee Agreement so long as it satisfies certain conditions under its minimum cash balance and collateral maintenance tests subject to a limit of 50% of consolidated net income earned by the Company after the date of the Korean Export Credit Facility.  For purposes of calculating consolidated net income, consolidated net income will be adjusted, without duplication, by adding noncash interest expense and amortization of other fees and expenses; amounts attributable to impairment charges on intangible assets, including amortization of goodwill; non-cash management retention or incentive program payments; non-cash restricted stock compensation; and losses on minority interests or investments less gains on such minority interests or investments.  The Company is also permitted to pay dividends in an amount not to exceed net cash proceeds received from its issuance of equity after the date of the Korean Export Credit Facility.  It may also make prepayments under the Note and Guarantee Agreement from the proceeds received from sale of assets so long as it satisfies certain conditions under its minimum cash balance and collateral maintenance tests.  Further, the Company is allowed to refinance the Note and Guarantee Agreement subject to certain restrictions and repay the outstanding indebtedness under the Note and Guarantee Agreement on the maturity date of the Note and Guarantee Agreement.

The Korean Export Credit Facility includes customary events of default and remedies for credit facilities of this nature. If the Company does not comply with its financial and other covenants under the Korean Export Credit Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Korean Export Credit Facility.

Note and Guarantee Agreement Amendment

On September 8, 2015, the Company entered into an amendment to the Note and Guarantee Agreement, dated as of September 8, 2015, by and among the parties to the Note and Guarantee Agreement, which released the existing guarantors (other than GNRT Sub V) from their obligations to guaranty the indebtedness under the Note and Guarantee Agreement and permitted the incurrence of indebtedness and granting of liens under the Korean Export Credit Facility and the Refinancing Facility.

BlueMountain is the lender under the Note and Guarantee Agreement. One member of the board of directors of the Company is an employee of or associated with BlueMountain. As used in this report, “BlueMountain” refers to BlueMountain Capital Management, LLC and/or one or more of its investment entities.

Refinancing Facility

On September 3, 2015, the Company entered into a term loan facility, dated as of September 3, 2015 (the “Refinancing Facility”), by and among the Company’s wholly-owned subsidiary, Gener8 Maritime Subsidiary II Inc. (formerly known as General Maritime Subsidiary Corporation and referred to in this report as “GNRT Sub II”), the Company, as parent, the lenders party thereto, and Nordea Bank Finland, PLC, New York Branch as Facility Agent and Collateral Agent in order to refinance (i) the Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (the “$508M Credit Facility”), among the Company, as parent, Gener8 Maritime Subsidiary IV Inc. (formerly known as Gener8 Maritime Subsidiary II Inc.), as borrower, Gener8 Maritime Subsidiary III Inc. (formerly known as Arlington Tankers Ltd.) and GNRT Sub II, each as a guarantor, certain other subsidiaries of the Company, the lenders party thereto and Nordea Bank Finland PLC, New York Branch and (ii) the Second Amended and Restated Credit Agreement, dated as of May 17, 2012 (the “$273M Credit Facility”), among the Company, as parent, GNRT Sub II, as borrower, Gener8 Maritime Subsidiary III Inc. and Gener8 Maritime Subsidiary IV Inc., each as a guarantor, and certain other Subsidiaries of the Company, the lenders party thereto and Nordea Bank Finland, PLC, New York Branch. The Refinancing Facility provides for term loans up to the aggregate approximate amount of $581.0 million, which were drawn on September 8, 2015. The loans under the Refinancing Facility will mature on September 3, 2020.

The Refinancing Facility bears interest at a rate per annum based on LIBOR plus a margin of 3.75% per annum. If there is a failure to pay any amount due on a loan under the Refinancing Facility and related credit documents, interest shall accrue at a rate 2.00% higher than the interest rate that would otherwise have been applied to such amount.  The Refinancing Facility is secured on a first lien basis by a pledge of the Company’s interest in GNRT Sub II, a pledge by GNRT Sub II of its interests in the 25 vessel-owning subsidiaries it owns (the “GNRT Sub II Vessel Owning Subsidiaries”) and a pledge by such GNRT Sub II Vessel Owning Subsidiaries of substantially all their assets, and is guaranteed by the Company and the GNRT Sub II Vessel Owning Subsidiaries.  In addition, the Refinancing Facility is secured by a pledge of certain of the Company’s and GNRT Sub II Vessel Owning Subsidiaries’ respective bank accounts. As of the September 8, 2015, the GNRT Sub II Vessel Owning Subsidiaries owned 7 VLCCs, 11 Suezmax vessels, 4 Aframax vessels, 2 Panamax vessels and 1 Handymax vessel.

GNRT Sub II is obligated to repay the Refinancing Facility in 20 consecutive quarterly installments, the earliest installment of which is payable on December 31, 2015.  GNRT Sub II is also required to prepay the Refinancing Facility upon the occurrence of certain events, such as a sale or total loss of a vessel.

The Company is required to comply with various collateral maintenance and financial covenants under the Refinancing Facility, including with respect to its maximum leverage ratio, minimum cash balance and an interest expense coverage ratio covenant. The Refinancing Facility also requires the Company to comply with a number of customary covenants, including covenants related to the delivery of quarterly and annual financial statements, budgets and annual projections; maintaining required insurances; compliance with laws (including environmental); compliance with ERISA; maintenance of flag and class of the collateral vessels; restrictions on consolidations, mergers or sales of assets; limitations on liens; limitations on issuance of certain equity interests; limitations on restricted payments; limitations on transactions with affiliates; and other customary covenants and related provisions.

The Refinancing Facility also contains certain restrictions on payments of dividends and prepayments of the indebtedness under the Note and Guarantee Agreement.  The Company is permitted to pay dividends and make prepayments under the Note and Guarantee Agreement so long as it satisfies certain conditions under its minimum cash balance and collateral maintenance tests subject to a cap of 50% of consolidated net income earned by the Company after the closing date of the Refinancing Facility.  For purposes of calculating consolidated net income, consolidated net income will be adjusted, without duplication, by adding noncash interest expense and amortization of other fees and expenses; amounts attributable to impairment charges on intangible assets, including amortization of goodwill; non-cash management retention or incentive program payments; non-cash restricted stock compensation; and losses on minority interests or investments less gains on such minority interests or investments.  The Company is also permitted to pay dividends in an amount not to exceed net cash proceeds received from its issuance of equity after the date of the Refinancing Facility.  The Company may also make prepayments under the Note and Guarantee Agreement from the proceeds received from sale of assets so long as it satisfies certain conditions under its minimum cash balance and collateral maintenance tests.  Further, the Company is allowed to refinance the Note and Guarantee Agreement subject to certain restrictions and pay the outstanding indebtedness under the Note and Guarantee Agreement on the maturity date of the Note and Guarantee Agreement.

The Refinancing Facility includes customary events of default and remedies for credit facilities of this nature, including an event of default if a change of control occurs.  In addition to other customary events that would constitute a change of control, a change of control under the Refinancing Facility would occur if a change of control, as defined in any indebtedness in excess of an aggregate principal amount of $20,000,000, occurs and such indebtedness becomes due and payable prior to its stated maturity date as a result of such change of control.  If the Company does not comply with its financial and other covenants under the Refinancing Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Refinancing Facility.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: (i) sourcing, completion and funding of financing on acceptable terms; (ii) changes in the values of the Company’s vessels, newbuildings or other assets, (iii) loss or reduction in business from the Company’s significant customers; (iv) the failure of the Company’s significant customers, vendors, service providers, pool managers or technical managers to perform their obligations owed to the Company; (v) the Company’s failure, or the failure of the commercial managers of any pools in which the Company’s vessels participate, to successfully implement a profitable chartering strategy; (vi) a material decline or prolonged weakness in rates in the tanker market; (vii) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (viii) changes in rules and regulations applicable to the tanker industry; (ix) actions taken by governmental or regulatory authorities; (x) increases in operating or other costs; (xi) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels and existing and contemplated financing arrangements; (xii) financial market conditions; (xiii) the Company’s ability to comply with the covenants and conditions under the Company’s debt obligations; (xiv) any negative perception of the Company’s Chapter 11 bankruptcy reorganization in 2012 by investors, customers or other counterparties; (xv) the impact of electing to take advantage of certain exemptions applicable to emerging growth companies and (xvi) other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s prospectus dated June 24, 2015, filed with the SEC pursuant to rule 424(b) of the Securities Act on June 25, 2015, and the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2015, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting the Company’s investor relations department via the Company’s website www.gener8maritime.com. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer and Executive Vice President

DATE: September 9, 2015